Press Release

Diversified Restaurant Holdings, Inc. Announces Preliminary Financial Results for Fiscal Year and Fourth Quarter 2015
Preliminary Revenue Grew 34% to $172.5 million
Expected to Achieve Fiscal Year 2015 Guidance across All Metrics
Introduces Fiscal Year 2016 Guidance

SOUTHFIELD, Mich. January 26, 2016 - Diversified Restaurant Holdings, Inc. (Nasdaq: SAUC) ("DRH" or the "Company"), the largest franchisee for Buffalo Wild Wings® ("BWW") and creator and operator of Bagger Dave's Burger Tavern® ("Bagger Dave's"), today announced preliminary revenue, comparable-store sales, and reiterated
Adjusted EBITDA1 guidance for the fiscal year and the fourth quarter 2015, which ended on December 27, 2015.

Fiscal Year 2015
Preliminary revenue grew 34.3% to $172.5 million from $128.4 million in the fiscal year 2014. DRH had previously guided to revenue between $171.0 million and $174.0 million. Adjusted EBITDA is expected between $16.5 million and $18.0 million as previously guided.

Annual consolidated comparable-store sales increased 2.6% compared to an increase of 3.5% in the previous year, representing five consecutive years of comparable-store sales growth. Annual comparable-store sales increased 2.8% at Buffalo Wild Wings and increased 1.3% at Bagger Dave’s.

Fourth Quarter 2015
Preliminary revenue grew 39.8% to $49.1 million from $35.1 million in the same period last year.

Quarterly consolidated comparable-store sales increased 0.2% compared to an increase of 5.8% in the previous year representing the 20th consecutive quarter of growth. Quarterly comparable-store sales increased 0.8% at Buffalo Wild Wings, but decreased 7.8% at Bagger Dave’s.

Fiscal Year 2016 Outlook

•	Revenue of $194.0 million to $200.0 million; a 6 year CAGR of 27.5% to 28.1%.

•	Three new restaurants, consisting of one Bagger Dave’s and two Buffalo Wild Wings; a 6 year CAGR of 24.8%.

•	Capital expenditures ranging from $14.0 million to $16.0 million, representing costs savings of about $15.0 million from fiscal year 2015.

•	Adjusted EBITDA of $24.0 million to $26.0 million; a six year CAGR of 33.2% to 35.0%. Restaurant-level EBITDA of $36.0 million to $38.0 million.

Management Commentary
Michael Ansley, President and CEO of Diversified Restaurant Holdings commented, “Buffalo Wild Wings achieved its 20th consecutive quarter of positive comparable-store sales despite fewer meaningful sporting events in the MLB, NFL, and NCAA relevant to our core customer base compared to the previous year along with unfavorable calendar shifts related to Halloween and Christmas. Bagger’s Dave’s was similarly affected by these factors in addition to an approximate 4.0% impact on comparable-store sales due to the plattering menu change. Although we firmly believe that all of the menu enhancements completed last September are in the best interest of the brand, they may have been disruptive to loyal customers at mature locations in the short-term. Encouragingly, the five newer Bagger Dave’s locations operating under an improved prototype are sustaining higher sales volumes after the initial honeymoon period, and net promoter scores, which are a leading indicator of increased traffic, increased from the mid-20s to the mid-50s and continue to climb across all 18 locations. In fiscal year 2016 we expect to open one new Bagger Dave that has been under construction prior to the closures. This new unit will operate under the new and improved prototype and we remain optimistic in it’s to its ability to sustain higher sales volumes.”

Ansley concluded, “Having already taken definitive steps in late fiscal year 2015 to optimize our portfolio and improve overall profitability, we are expecting solid top-line growth and improved margins in fiscal year 2016 along with a stronger balance sheet. Savings generated from recent store closures and associated overhead, vendor consolidation, and other cost savings initiatives at both the restaurant and support level are expected to exceed $4.0 million this year. We look forward to reporting our full financial results and expectations for fiscal year 2016 in mid-March.”

About Diversified Restaurant Holdings

Diversified Restaurant Holdings, Inc. (Nasdaq: SAUC) ("DRH" or the "Company") operates 62 Buffalo Wild Wings Grill & Bar ("BWW") franchised restaurants in key markets in Indiana, Illinois, Michigan, Missouri and Florida. DRH was named the 2014 Franchisee of the Year and Operator of the Year by Buffalo Wild Wings Inc.

The Company also owns and operates 18 Bagger Dave's Burger Tavern restaurants in Michigan and Ohio. For more information, visit www.baggerdaves.com.

The Company routinely posts news and other important information on its website at www.diversifiedrestaurantholdings.com.

1Non-GAAP Disclosure - Adjusted EBITDA

The Company has disclosed in this press release forecasted Adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA represents net income attributable to DRH plus the sum of restaurant pre-opening costs, loss on property and equipment disposals, the change in fair value of derivative instruments, depreciation and amortization, other income and expenses, interest, taxes, income attributable to non-controlling interest, and non-recurring expenses. Management uses Adjusted EBITDA internally as a benchmark to evaluate our operating performance. The Company believes Adjusted EBITDA: (i) provides useful information to investors as a measure of comparability to peer companies; (ii) is a useful measure for investors to assess the operating performance of our business without the effect of non-cash depreciation and amortization expenses; and (iii) is useful to investors in assessing our ability to service or incur indebtedness. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, income from operations, net cash provided by operating, investing, or financing activities, or other financial statement data presented as indicators of financial performance or liquidity.

The Company is unable to provide a reconciliation of projected Adjusted EBITDA to projected net income, the most comparable financial measure calculated in accordance with GAAP, due to the unknown effect, timing and potential significance of certain income statement items. For an example of historical reconciliation of DRH’s Adjusted EBITDA to net income see the Company’s Press Release dated November 5, 2015 at footnote 1.

Safe Harbor Statement

The information made available in this news release contains forward-looking statements which reflect DRH's current view of future events, results of operations, cash flows, performance, business prospects and opportunities. Wherever used, the words "anticipate," "believe," "expect," "intend," "plan," "project," "will continue," "will likely result," "may," and similar expressions identify forward-looking statements as such term is defined in the Securities Exchange Act of 1934. Any such forward-looking statements are subject to risks and uncertainties and the Company's actual growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities could differ materially from historical results or current expectations. Some of these risks include, without limitation, the impact of economic and industry conditions, competition, food and drug safety issues, store expansion and remodeling, labor relations issues, costs of providing employee benefits, regulatory matters, legal and administrative proceedings, information technology, security, severe weather, natural disasters, accounting matters, other risk factors relating to business or industry and other risks detailed from time to time in the Securities and Exchange Commission filings of DRH. Forward-looking statements contained herein speak only as of the date made and, thus, DRH undertakes no obligation to update or publicly announce the revision of any of the forward-looking statements contained herein to reflect new information, future events, developments or changed circumstances or for any other reason.

CONTACT: For more information contact:
Investor Relations Contact:
Raphael Gross
ICR Inc.
203.682.8253
raphael.gross@icrinc.com